Exhibit 10.42

RAFAELLA APPAREL GROUP, INC.
EQUITY INCENTIVE PLAN
AWARD AGREEMENT

RAFAELLA APPAREL GROUP, INC. (the “Company”) hereby grants to John Kourakos (the “Participant”) the following option (the “Option”) to purchase shares of the common stock of the Company (the “Shares”), subject to the following terms and conditions and pursuant to the Rafaella Apparel Group, Inc. Equity Incentive Plan (the “Plan”).

Grant Date:            May 21, 2010 (“Grant Date”)

Option Price:         $5.33 per Share (“Option Price”)

Number of Shares:               111,111

Expiration Date:                    Tenth anniversary of the Grant Date (the “Option Period”)

Relationship to the Plan:     This Option is granted pursuant to the Plan and is in all respects subject to the terms, conditions and definitions of the Plan (including, but not limited to, provisions concerning exercise, restrictions on Options, termination, nontransferability and adjustment of the number of Shares).  The Participant hereby accepts this Option subject to all the terms and provisions of the Plan.  The Participant further agrees that all decisions under and interpretations of the Plan by the Administrator shall be final, binding and conclusive upon the Participant and his or her heirs.  All capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them in the Plan.  If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Agreement.

The Participant hereby acknowledges receipt of a copy of the Plan attached hereto as Annex A as presently in effect, but as may be amended from time to time.  This Award Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written or oral agreement.

Vesting Schedule.  The Shares subject to the Option shall vest as follows, in each case, provided that the Participant remains employed by the Company on each applicable vesting date on an active and full-time basis: (i) 73,327.28 Shares subject to the Option shall vest as of the Grant Date; (ii) 10,005.97 Shares subject to the Option shall vest on October 1, 2010; and (iii) 27,777.75 Shares subject to the Option shall vest on October 1, 2012.

Vesting upon a Liquidity Event.  In the event of a Liquidity Event, Section 8 of the Plan shall apply to the Option.

Exercisability of Option.  During the Option Period, unless otherwise provided in this Award Agreement or the Plan, this Option shall entitle the Participant to purchase, in whole or at any time or in part from time to time, to the extent the Option is vested in accordance with the vesting schedule herein, the Shares subject to this Option, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided.  Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded to the next higher whole number of Shares, but shall not exceed the total number of Shares covered by this Option.

Manner of Exercise and Payment.  Subject to the terms and conditions of this Award Agreement and the Plan, this Option may be exercised by delivery of written notice to the Secretary of the Company, at the Company’s principal executive office in the form of Annex B.  Such notice shall state (i) that the person exercising this Option is entitled to exercise this Option, (ii) that such person is electing to exercise this Option and (iii) the number of Shares in respect of which this Option is being exercised.  Such person or persons shall (i) deliver this Award Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

The Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to this Option until this Option shall have been exercised pursuant to the terms of this Award Agreement and the Participant shall have paid the full Option Price for the number of Shares in respect of which this Option was exercised.

The option exercise price of the Shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise in cash, by certified check or by such other method permitted by the Administrator, in its sole discretion, as may be allowed under applicable law.

Withholding of Taxes.  The Company shall have the right to deduct from any distribution of cash to the Participant an amount equal t the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to this Option.  If the Participant is entitled to receive Shares upon exercise of this Option, the Participant shall pay the Withholding Taxes to the Company in cash prior to the issuance of such Shares.

Repurchase Right.  The Option and any Shares held by a Participant shall be subject to the repurchase right set forth under Section 10 of the Plan.

Transferability.  The Option shall be subject to the transfer restrictions contained in Section 6(h) of the Plan and the Shares shall be subject to the transfer restrictions contained in Section 9 of the Plan.

No Employment or Service Contract.  Nothing in this Award Agreement or in the Plan shall confer upon the Participant any right to continue such Participant’s relationship with the Company or a Subsidiary (as defined below) or Affiliate thereof, nor shall it give any Participant the right to be retained in the employ of the Company or a Subsidiary or Affiliate or interfere with or otherwise restrict in any way the rights of the Company or a Subsidiary or Affiliate, which rights are hereby expressly reserved, to terminate any Participant’s employment or relationship at any time for any reason, except as may be set forth in an employment or other agreement between the Participant and the Company or a Subsidiary or Affiliate of the Company.

“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Modification of Award Agreement.  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

Severability.  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

Governing Law.  The validity, interpretation, construction and performance of this Award Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

Accepted and Agreed:

PARTICIPANT	RAFAELLA APPAREL GROUP, INC.

/s/ John Kourakos
John Kourakos
	By:	/s/ Christa Michalaros 6/11/10
		Name:	Christa Michalaros
		Title:	Chief Executive Officer

Attachments:	Annex A (The Plan)
Annex B (Form of Exercise Notice)

Dated: May 21, 2010

ANNEX A

RAFAELLA APPAREL GROUP, INC.
EQUITY INCENTIVE PLAN

ANNEX B

RAFAELLA APPAREL GROUP, INC.
EQUITY INCENTIVE PLAN

Notice of Exercise of Option

1.             Exercise of Option. Pursuant to the Rafaella Apparel Group, Inc. Equity Incentive Plan (the “Plan”) and my Award Agreement thereunder, dated May 21, 2010 (the “Agreement”), I hereby elect to exercise my option (the “Option”) to the extent of                      Shares.

2.             Delivery of Payment. I hereby deliver to the Company a cashier’s check in the amount of US Dollars $                         in full payment of the purchase price of the Shares determined by multiplying (a) the exercise price per Share as set forth in my Agreement, by (b) the number of Shares as to which I am exercising the Option and in satisfaction of my obligation to remit to the Company an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with this exercise, or through such other payment method agreed to by the Company and permitted under the terms of the Plan.

3.             Representations. In connection with my exercise of the Option, I hereby represent to the Company as follows:

(a)           I am acquiring the Shares solely for investment purposes, with no present intention of distributing or reselling any of the Shares or any interest therein. I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended.

(b)           I am aware of the Company’s and its Subsidiaries’ business affairs and financial condition and have acquired sufficient information about the Company and its Subsidiaries to reach an informed and knowledgeable decision to acquire the Shares.

(c)           I understand that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, I must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or unless an exemption from such registration and qualification requirements is available. I acknowledge that the Company has no obligation to register or qualify the Shares for resale. I further acknowledge that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of my control, and which the Company is under no obligation to and may not be able to satisfy.

(d)           I understand that there is no public market for the Shares, that no market may ever develop for them, and that the Shares have not been approved or disapproved by the Securities and Exchange Commission or any other federal, state or other governmental agency.

(e)           I understand that the Shares are subject to certain restrictions on transfer set forth in the Plan. Both the Plan and the Agreement are incorporated herein by reference.

(f)            I have consulted my own tax advisors in connection with my exercise of this Option and I am not relying upon the Company for any tax advice.

Submitted by the Optionholder:

Date:	By:

Print Name:

Address:

Social Security No.

Received and Accepted by the Company:

RAFAELLE APPAREL GROUP, INC.

By:

Print Name:

Title:

Note:  If Options are being exercised on behalf of a deceased Plan Participant, then this Notice must be signed by such Participant’s personal representative and must be accompanied by a certificate issued by an appropriate authority evidencing that the individual signing this Notice has been duly appointed and is currently serving as the Participant’s personal representative under applicable local law governing decedents’ estates.